                                                                    EXHITBIT 1.1

                             TNP ENTERPRISES, INC.
                             SW ACQUISITION, L.P.

                          100,000 Units Consisting of

100,000 Shares of 14 1/2% Senior Redeemable Preferred Stock of TNP Enterprises,
                                     Inc.,
                   $1,000 Liquidation Preference Per Share,

                                      and

          100,000 Warrants to Purchase Limited Partnership Interests
                            in SW Acquisition, L.P.

                              PURCHASE AGREEMENT
                              ------------------

                                                                    May 19, 2000

CIBC WORLD MARKETS CORP.
CHASE SECURITIES INC.
c/o CIBC World Markets Corp.
    425 Lexington Avenue
    3rd Floor
    New York, New York 10017

Ladies and Gentlemen:

          TNP Enterprises, Inc., a Texas corporation (the "Company"), and SW Acquisition, L.P., a Texas limited partnership (the "Partnership" and, together with the Company, the "Issuers"), hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

          1.   The Securities.  Subject to the terms and conditions herein
               --------------
contained, the Issuers propose to issue and sell to the Initial Purchasers 100,000 units (the "Units"), each Unit consisting of one share (each an "Initial Share") of the Company's 14 1/2% Senior Redeemable Preferred Stock, $1,000 liquidation preference per share (the "Shares;" when used in this agreement (hereinafter this "Agreement" or the "Purchase Agreement") the term Shares shall be deemed to include any and all Dividend Shares (as defined in Section 2(c))), and one warrant (each a "Warrant") to purchase (at an exercise price of $.01 per limited partnership interest) a limited partnership interest in the Partnership (a "Limited Partnership Interest") entitling its holder to receive the amount a limited partner who had made a $37.5388601 capital contribution (or 0.000035% of total capital contributions as of the date of this Agreement) would receive of the residual distributions made to all partners in accordance with their capital contributions after a return on capital and preferred distributions are made to the limited partners (other than holders of Limited Partnership Interests issued upon exercise of the Warrants) and the general partner, subject to adjustment. The Limited Partnership Interests issuable upon exercise of the Warrants will provide the holders with the same rights and obligations as are provided to limited partners, except in certain cases where rights and obligations apply only to the original limited partners and except for the right to receive the preferred distributions and the benefits and obligations under certain tag-along and right of first offer provisions.

          The Units will be offered and sold to the Initial Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

          In connection with the sale of 10.25% Senior Subordinated Notes due 2007 (the "Notes") of ST Acquisition Corp., a Texas corporation which merged with and into the Company, ST Acquisition Corp. prepared a final offering memorandum dated April 4, 2000 (including the documents incorporated by reference therein, the "Notes Memorandum"), setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein. In connection with the sale of the Units, the Issuers will prepare a final offering memorandum supplement to the Notes Memorandum dated May 23, 2000 (including the documents incorporated by reference therein, the "Memorandum Supplement"; the Notes Memorandum as supplemented by the Memorandum Supplement is hereinafter referred to as the "Final Memorandum"; and each of the Notes Memorandum, the Memorandum Supplement and the Final Memorandum may be referred to hereinafter as a "Memorandum"), setting forth or incorporating by reference a description of the terms of the Shares, the Warrants and the Units, the terms of the offering of the Units, a description of the Limited Partnership Agreement (as defined below) and a description of any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in any Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in any Memorandum.

          The Issuers understand that the Initial Purchasers propose to make an offering of the Units only on the terms and in the manner set forth in the Final Memorandum and Section 9 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers rea-sonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) outside the United States to certain persons in reliance on Regulation S under the Securities Act.

          The Initial Purchasers and their direct and indirect transferees of the Shares will be entitled to the benefits of the Registration Rights Agreement to be dated as of May 26, 2000 among the Company and the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company has agreed, among other things, to file (i) a registration statement (the "Registration Statement") with the Commission registering the Shares or the Exchange Shares (as defined in the Registration Rights Agreement) under the Securities Act or
(ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Shares by holders thereof or, if applicable, relating to the resale of Private Exchange Shares (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Shares for Private Exchange Shares. The Shares are to be issued pursuant to a statement of resolution filed with the Secretary of State of the State of Texas (the "Statement of Resolution") by the Company prior to the closing of the offering of the Units.

          The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") dated as of May 26, 2000 between the Partnership and The Bank of New York, as warrant agent (the "Warrant Agent"), and the Partnership will amend its Amended and Restated Agreement of Limited Partnership dated as of April 7, 2000 (as amended, the "Limited Partnership Agreement") to provide for the issuance of the Warrants and the Limited Partnership Interests. The Units are to be issued under a Unit Agreement (the "Unit Agreement") dated as of May 26, 2000 among the Issuers and The Bank of New York, as unit agent (the "Unit Agent"). The Shares, the Exchange Shares, the Private Exchange Shares, the Statement of Resolution, the Registration Rights Agreement, the Warrants, the Warrant Agreement, the Limited Partnership Interests, the Limited Partnership Agreement, the Units, the Unit Agreement and this Agreement are herein collectively referred to as the "Basic Documents."

          2.   Representations and Warranties.  Each of the Issuers, jointly and
               ------------------------------
severally, represents and warrants to and agrees with each Initial Purchaser that:

          (a) Neither the Notes Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by any Initial Purchaser through CIBC World Markets Corp. or Chase Securities Inc. expressly for use in the Notes Memorandum, the Final Memorandum or any amendment or supplement thereto; provided that the pro
                                                        --------
     forma financial information contained in the Notes Memorandum has been superseded by the pro forma financial information contained in the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 15, 2000, which is incorporated by reference into the Final Memorandum. The documents incorporated or deemed to be incorporated by reference in any Memorandum, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act").

          (b)  Each of the Company and its subsidiaries set forth in Exhibit A
                                                                     ---------
     hereto has been duly incorporated and each of the Company and its subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial condition, properties or results of operations of the Company and its subsidiaries, taken as a whole; as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; except as set forth in Exhibit A hereto, the
                                                           ---------
     Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of its subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Final Memorandum, no options, warrants or other rights to purchase from the Company or any of its subsidiaries, agreements or other obligations of the Company or any of its subsidiaries to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries are outstanding and no holder of securities of the Company or any of its subsidiaries is entitled to have such securities registered under the Registration Statement;

     and except as set forth in the Final Memorandum, there is no agreement, understanding or arrangement among the Company or any of its subsidiaries and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any of its subsidiaries or the election of directors of the Company or any of its subsidiaries or the governance of the Company's or any of its subsidiaries' affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and the other Basic Documents.

          (c) The Partnership has been duly formed and is validly existing as a limited partnership under the laws of Texas; except for the ownership of all of the common stock of the Company, the Partnership does not have any other material assets and has not conducted any other business; all of the outstanding partnership interests of the Partnership have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, to the knowledge of SW II Acquisition LLC, a Texas limited liability company and general partner of SW I Acquisition GP, L.P., a Texas limited partnership and general partner of the Partnership, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Final Memorandum, no options, warrants or other rights to purchase from the Partnership, agreements or other obligations of the Partnership to issue or other rights to convert any obligation into, or exchange any securities for, partnership interests of or ownership interests in the Partnership are outstanding; and except for the Limited Partnership Agreement, there is no agreement, understanding or arrangement among the Partnership and its partners or any other person relating to the ownership or disposition of any partnership interests of the Partnership or the election of general partners of the Partnership or the governance of the Partnership's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and the other Basic Documents.

          (d) On or prior to the Closing Date, the Partnership will have all requisite partnership power and authority to issue the Warrants. The Warrants, when issued, will be in the form contemplated by the Warrant Agreement. On or prior to the Closing Date, each of the Warrants will have been duly and validly authorized by the Partnership and, when issued and delivered in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; the issuance of the Warrants on the Closing Date will not be subject to preemptive or similar rights; the certificates for the Warrants will be in due and proper form; and the holders of the Warrants will not be subject to personal liability by reason of being such holders.

          (e) On or prior to the Closing Date, the Partnership will have all requisite partnership power and authority to issue the Limited Partnership Interests. The Limited Partnership Interests, when issued, will be in the form contemplated by the Limited Partnership Agreement. On or prior to the Closing Date, SW II Acquisition LLC will be authorized to cause the Partnership to issue and deliver each of the Limited Partnership Interests and, when issued and delivered in accordance with the provisions of the Warrant Agreement, the Warrants and the Limited Partnership Agreement, the Limited Partnership Interests will be validly issued, fully paid and nonassessable; the issuance of the Limited Partnership Interests upon exercise of the Warrants will not be subject to preemptive or similar rights; the certificates for the Limited Partnership Interests will be in due and proper form; and the holders of the Limited Partnership Interests will not be subject to personal liability by reason of being such holders. On or prior to the Closing Date, the Limited Partnership Agreement will set forth the rights of the Limited Partnership Interests.

          (f) The Company has all requisite corporate power and authority to issue the Initial Shares, any additional shares of Senior Redeemable Preferred Stock, $1,000 liquidation preference per share, issued as dividends in accordance with the terms of the Statement of Resolution (the "Dividend Shares;" when used in this Agreement the term Dividend Shares shall be deemed to include any Shares issued as Additional Dividends (as defined in the Registration Rights Agreement)), the Exchange Shares and the Private Exchange Shares. The Shares, when issued, will be in the form contemplated by the Statement of Resolution. The Shares, the Exchange Shares and the Private Exchange Shares have each been duly and validly authorized by the Company and, when issued and delivered in accordance with the provisions of the Statement of Resolution and, in the case of the Initial Shares, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; the issuance of the Shares is not subject to preemptive or similar rights; and the holders of the Shares will not be subject to personal liability by reason of being such holders. On or prior to the Closing Date, the Company will have reserved for issuance, and duly authorized the issuance of, the maximum number of Dividend Shares issuable as dividends pursuant to the terms of the Statement of Resolution. The Statement of Resolution sets forth the rights, preferences and priorities of the Shares.

          (g) The Statement of Resolution has been duly authorized by the Company. The Company has the requisite corporate power and authority to perform its obligations under the Statement of Resolution.

          (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) including without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, or (b) concepts of materiality, reasonableness, good faith and fair dealing (collectively, the "Enforceability Exceptions"), and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (i) The Company has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Shares, the Statement of Resolution and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (j) The Partnership has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. SW II Acquisition LLC is authorized to cause the Partnership to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SW II Acquisition LLC and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (k) The Partnership has the requisite partnership power and authority to execute, deliver and perform its respective obligations under the Warrant Agreement. SW II Acquisition LLC is authorized to cause the Partnership to execute, deliver and perform its obligations under the Warrant Agreement and to consummate the transactions contemplated thereby and (assuming the due authorization, execution and delivery thereof by the Warrant Agent), when executed and delivered by the Partnership, the Warrant Agreement will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Warrants and the Warrant Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (l) The Unit Agreement has been duly and validly authorized by the Company and SW II Acquisition LLC is authorized to cause the Partnership to execute, deliver and perform its obligations under the Unit Agreement. The Units have been duly authorized by the Company and SW II Acquisition LLC is authorized to cause the Partnership to execute, deliver and perform its obligations under the Units and, when issued and delivered by the Issuers against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement, the Units will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (m) (i) The Issuers have delivered to the Initial Purchasers a true and correct copy of each of the Basic Documents that have been executed and delivered prior to the date of this Agreement and each other Basic Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Basic Documents since their date of execution or from the form in which any such Basic Document has been delivered to the Initial Purchasers; and (ii) there exists as of the date hereof (after giving effect to the transactions contem-plated by each of the Basic Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Basic Documents) under any of the Basic Documents that would result in a material adverse effect on the general affairs, management, business, financial condition, properties or results of operations of the Partnership or a material adverse effect on the general affairs, management, business, financial condition, properties or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a "Material Adverse Effect") or materially adversely affect the ability of the Issuers to consummate the Basic Documents of the transactions contemplated by the Basic Documents. All regulatory consents, approvals or authorizations have been received from the applicable regulatory agencies, including, without limitation, the Public Utility Commission of Texas and the New Mexico Public Regulation Commission, permitting the consummation of the Basic Documents and the transactions contemplated thereby on the Closing Date.

          (n) Except as disclosed in, or specifically contemplated by, the Final Memorandum and assuming compliance by the Initial Purchasers with their representations and warranties in Section 9, no consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of any Basic Document by the Partnership or the Company, as the case may be, or for the consummation by the Partnership or the Company, as the case may be, of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance of the Units as described in the Final Memorandum, except as has already been acquired or as may be required under state securities or "Blue Sky" laws in connection with the purchase of the Units by the Initial Purchasers; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum which are required to be obtained by the Closing Date have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best knowledge of the Issuers, threatened attack by appeal or direct proceeding or otherwise.

          (o) Neither the Company nor the Partnership is (i) in violation of its articles of incorporation, bylaws or limited partnership agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Basic Document or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (p) The execution, delivery and performance by the Issuers (to the extent each is a party thereto) of the Basic Documents and the consummation by the Issuers of the transactions contemplated hereby and thereby and by the Final Memorandum and the fulfillment of the terms hereof and thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would reasonably be expected to constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Partnership, the Company or its subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation, bylaws or limited partnership agreement of any of the Partnership, the Company or its subsidiaries (or similar organizational document) or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Partnership, the Company or its subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Partnership, the Company or any of its subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (q) The audited consolidated financial statements included in the Final Memorandum present fairly the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Final Memorandum present fairly the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the summary and selected financial and statistical data included in the Final Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and to the best of the Issuers' knowledge, each of Arthur Andersen LLP and Deloitte & Touche LLP, which has examined certain of such financial statements as set forth in its reports, is an independent public accounting firm as required by the Securities Act and the Exchange Act.

          (r) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 15, 2000 (A) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act and (B) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (s) Except as described in the Final Memorandum, there is not pending or, to the best knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Partnership, the Company or its subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Partnership, the Company or any such subsidiary would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Final Memorandum.

          (t) Neither the Partnership nor the Company has, and, after giving effect to the issuance and sale of the Units, will have, any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code")), accumulated funding deficiency (as defined in Section 302 of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), with respect to any plan (as defined in
     Section 3(3) of ERISA) as to which the Partnership or the Company has or could have any direct or indirect, actual or contingent liability. With respect to any such plans, each of the Partnership and the Company is, and, after giving effect to the issuance and sale of the Units, will be, in compliance in all material respects with all provisions of the Code and ERISA.

          (u) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein, (i) the Partnership, the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, (ii) the Partnership, the Company and its subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there has not been any other change in the capital stock or any change in the long-term indebtedness of the Partnership, the Company or any of its subsidiaries, (iv) there has not occurred any material change, or any development involving a prospective material change, in or affecting the general affairs, management, business, financial condition, properties or results of operations of the Company and its subsidiaries, taken as a whole, not contemplated by the Final Memorandum and (v) the Company and its subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

          (v) There are no legal or governmental proceedings, nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Final Memorandum. Except as described in the Final Memorandum, none of the Partnership, the Company or its subsidiaries is in default under any of the contracts described in the Final Memorandum, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (w) None of the Partnership, the Company or its subsidiaries has taken any action that would cause this Agreement or the issuance or sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (x) The Company has filed all necessary federal and state income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company that would, individually or in the aggregate, have a Material Adverse Effect.

          (y) (i) Immediately after the consummation of the transactions contemplated by this Agreement and the other Basic Documents, the fair value and present fair saleable value of the assets of each of the Partnership, the Company and its subsidiaries will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) each of the Partnership, the Company and its subsidiaries is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the other Basic Documents, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (z) Neither the Partnership nor the Company is, and immediately after the Closing Date will not be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (aa) None of the Partnership, the Company or its subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Shares, the Warrants or the Units.

          (bb) None of the Partnership, the Company or its subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Units or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Units under the Securities Act.

          (cc) The Units are eligible for resale pursuant to Rule 144A and no securities of the Partnership or the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares, the Warrants or the Units and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (dd) No holder of securities of the Partnership, the Company or any of its subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Partnership or the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (ee) The statistical and market and industry-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

          (ff) Neither the Partnership, the Company nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (gg) Except as stated in the Final Memorandum, the Issuers do not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the issuance and sale of the Units and the transactions contemplated by the Final Memorandum.

          (hh) None of the Partnership, the Company, its subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers as to whom the Issuers make no representations) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares, the Warrants or the Units and the Partnership, the Company, its subsidiaries and their respective Affiliates and any person acting on its or their behalf have acted in accordance with the offering restrictions requirement of Regulation S.

          (ii) The Company and its subsidiaries have good and marketable title to all real property described in the Final Memorandum as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Final Memorandum to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such subsidiary, are, to the best knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

          Any certificate signed by any officer of the Company or any of its subsidiaries or the manager of SW II Acquisition LLC in connection herewith and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

          3.    Purchase, Sale and Delivery of the Units.  On the basis of the
                ----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and each Initial Purchaser, acting severally and not jointly, agrees to purchase from the Issuers, the Units, in the respective amounts set forth on Schedule 1
                                                                    ----------
hereto, at a purchase price of $955 per Unit.

          One or more certificates in definitive form for the Units, the Shares and the Warrants that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuers at least 48 hours prior to the Closing Date shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Units shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 a.m., New York time, on May 26, 2000, or at such date as the Initial Purchasers and the Issuers may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such certificate or certificates for the Shares, Warrants and Units available for checking and packaging by the Initial Purchasers at the offices in New York, New York of CIBC World Markets Corp. at least 24 hours prior to the Closing Date.

          4.   Offering by the Initial Purchasers.  The Initial Purchasers
               ----------------------------------
propose to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5.   Certain Covenants.  Each of the Issuers, jointly and severally,
               -----------------
covenants and agrees with the Initial Purchasers that:

          (i) Neither the Partnership nor the Company will amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary in connection with the resale of the Units by the Initial Purchasers.

          (ii) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Units for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Units by the Initial Purchasers; provided, however, that in connection therewith
                         --------  -------
     neither the Partnership nor the Company shall be required to qualify as a foreign limited partnership or corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (iii) If, at any time prior to the completion of the resale by the Initial Purchasers of the Warrants, the Shares or the Private Exchange Shares, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 5(i)), forthwith amend or supplement such Final Memorandum at its own expense so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

          (iv) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers, as many copies of each Notes Memorandum, Memorandum Supplement or Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (v) None of the Partnership or the Company or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act.

          (vi) For so long as any of the Shares or the Warrants remain outstanding, the Issuers will furnish to the Initial Purchasers (a) as soon as available, a copy of each report or other communication (financial or otherwise) of the Partnership and the Company, mailed to the any transfer agent under the Statement of Resolution, the Warrant Agent, holders of the Shares or stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Partnership or the Company or any of its subsidiaries may be listed, and (b) from time to time such other information concerning the Partnership, the Company and its subsidiaries as the Initial Purchasers may reasonably request.

          (vii) The Issuers will apply the net proceeds from the sale of the Units as set forth under "Use of Proceeds" in the Final Memorandum.

          (viii) The Issuers will not and the Company will not permit any of its subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
     Act) in connection with the offering of the Shares or the Warrants or in any manner involving a public offering of the Share or the Warrants within the meaning of Section 4(2) of the Securities Act.

          (ix) For so long as any of the Shares, Warrants or Units remain outstanding, the Issuers will make available at their expense, upon request, to any holder of Shares, Warrants or Units and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Partnership or the Company, as applicable, is then subject to Section 13 or 15(d) of the Exchange Act.

          (x) At the request of the Initial Purchasers, each of the Issuers will use its best efforts to (i) permit the Shares, the Warrants and the Units to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Shares, Warrants and Units to be eligible for clearance and settlement through The Depository Trust Company.

          (xi) In connection with Shares, Warrants or Units offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not, register any transfer of such Shares, Warrants or Units not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Shares, Warrants or Units in the form of definitive securities.

          (xii) Neither the Partnership nor the Company will become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (xiii) During the period of three years after the Closing Date, neither the Partnership nor the Company will, nor will they permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Shares, Warrants or Units which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (xiv) Each of the Issuers will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Initial Purchasers to purchase and accept delivery of the Units.

          6.    Expenses.  Notwithstanding any termination of this Agreement
                --------
(pursuant to Section 11 or otherwise), the Issuers, jointly and severally, agree to pay the following costs and expenses and all other costs and expenses incident to the performance by any Issuer of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith;
(ii) the preparation, printing or reproduction of each Notes Memorandum, the Memorandum Supplement, the Final Memorandum and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Notes Memorandum, the Memorandum Supplement, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares, Warrants or Units; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, Warrants or Units, including any stamp taxes in connection with the original issuance and sale of the Shares, Warrants or Units and trustees' fees; (v) the reproduction and delivery of this Agreement and the other Basic Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Units; (vi) the registration or qualification of the Shares, Warrants and Units for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating to such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the NASD (including the reasonable fees and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, in respect thereof and in connection with obtaining an opinion of the NASD concerning the fairness of the terms and arrangements of the underwriting of the Shares, Warrants or Units); (viii) the reasonable transportation and other expenses incurred by or on behalf of representatives of the Partnership or the Company in connection with presentations to prospective purchasers of the Shares, Warrants or Units; (ix) the reasonable fees and expenses of the accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Issues, Warrants or Units; (x) fees and expenses of any transfer agent for the Shares under the Statement of Resolution including fees and expenses of its counsel; (xi) fees and expenses of the Warrant Agent including fees and expenses of its counsel; (xii) all expenses and listing fees incurred in connection with the application for quotation of the Shares, Warrants or Units on the PORTAL Market; and (xiii) any fees charged by investment rating agencies for the rating of the Shares. In addition, each of the Issuers, hereby agree, jointly and severally, to reimburse the Initial Purchasers promptly upon request for all reasonable out-of-pocket expenses (including duplication services, facsimile expenses, printing expenses, research document expenses, travel and road show expenses and other customary offering expenditures) incurred by them in connection with the offering of the Units and to pay the reasonable fees and expenses of their counsel, Cahill Gordon & Reindel.

          7.   Conditions of the Initial Purchasers' Obligations.  The
               -------------------------------------------------
obligation of each Initial Purchaser to purchase and pay for the Units is subject to the accuracy of the representations and warranties contained herein, to the performance by each of the issuers of its covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

          (i) The Initial Purchasers shall have received the opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Issuers, Winstead Sechrest & Minick P.C., special Texas counsel to the Issuers, Michael D. Blanchard, special counsel to the Company, Fulbright & Jaworski L.L.P., special Texas regulatory counsel to the Company, and Rubin, Katz, Salazar, Alley & Rouse, special New Mexico regulatory counsel to the Company, in each case in the form substantially similar to the opinions delivered in connection with the offering and sale of the Notes and in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, Cahill Gordon & Reindel. In rendering such opinions, Milbank, Tweed, Hadley & McCloy LLP, Winstead Sechrest & Minick P.C., Michael D. Blanchard, Fulbright & Jaworski L.L.P. and Rubin, Katz, Salazar, Alley & Rouse shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel (subject to the customary exceptions) reasonably acceptable to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Milbank, Tweed, Hadley & McCloy LLP may state that their opinion is limited to matters of New York and federal law.

          (ii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York and federal law.

          (iii) The Initial Purchasers shall have received from each of Arthur Andersen LLP and Deloitte & Touche LLP, independent public accountants, "comfort" letters dated the later of the date hereof and the date of the Memorandum Supplement, and, in the case of Deloitte & Touche LLP, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

          (iv) The representations and warranties of the Issuers, contained in this Agreement shall be true and correct on and as of the Closing Date; each of the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (v) There shall not have been any change in the capital stock or partnership interests of the Partnership, the Company or its subsidiaries or any material increase in the consolidated short-term or long-term debt of the Partnership or the Company from that set forth or contemplated in the Final Memorandum and the Partnership, the Company and its subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Partnership, the Company and its subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

          (vi) None of the issuance and sale of the Shares, Warrants or Units pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against the Partnership, the Company or the Initial Purchasers relating to the issuance of the Shares or the Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement or the Final Memorandum or the other Basic Documents.

          (vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial condition, properties or results of operations of the Partnership, the Company and its subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Shares, Warrants or Units, or (ii) any event or development relating to or involving any of the Partnership, the Company or its subsidi-aries or any of the officers or directors or partners of the Partnership, the Company or its subsidiaries that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Partnership, the Company, and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

          (viii) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the general partner of the Partnership, to the effect that:

          a. All of the representations and warranties of the Partnership set forth in this Agreement are true and correct as if made on and as of the Closing Date and the Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

          b. The issuance and sale of the Warrants and the Units pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the Basic Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against the Partnership, relating to the issuance of the Warrants or the Units or the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum or the other Basic Documents.

          c. There has not been any change in the partnership interests of the Partnership nor any material increase in the consolidated short-term or long-term debt of the Partnership from that set forth or contemplated in the Final Memorandum and the Partnership has no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Partnership other than those reflected in the Final Memorandum.

          (ix) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect that:

          a. All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing

               Date and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

          b. The issuance and sale of the Shares and Units pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the Basic Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against the Company relating to the issuance of the Shares or Units or the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum or the other Basic Documents.

          c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial condition, properties or results of operations of the Company and its subsidiaries, taken as a whole, not contemplated by the Final Memorandum that would materially adversely affect the market for the Shares or Units, or (ii) any event or development relating to or involving any of the Company or its subsidiaries or any of the respective officers or directors of the Company or its subsidiaries that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

          d. There has not been any change in the capital stock of the Company or its subsidiaries nor any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and the Company and its subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

          (x) On or prior to the Closing Date, the Limited Partnership Agreement shall have been executed and delivered by the Partnership and shall be satisfactory in form and effect to the Initial Purchasers and counsel for the Initial Purchasers and shall be in full force and effect.

          (xi) All proceedings taken in connection with the issuance of the Shares, Warrants and Units and the transactions contemplated by this Agreement and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (xii) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Partnership, the Company or any of its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Partnership, the Company or any of its subsidiaries with a view to possible downgrading, or with negative implications, or direction not determined.

          (xiii) The Warrant Agreement shall have been duly executed and delivered by the Partnership and the Warrant Agent and the Warrants shall have been duly executed and delivered by the Partnership and duly authenticated by the Warrant Agent.

          (xiv) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (xv) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

          (xvi) On or prior to the Closing Date, the Statement of Resolution shall have been duly authorized and filed with the Secretary of State of the State of Texas by the Company, the Initial Shares under the Statement of Resolution shall have been duly issued and delivered by the Company and the Dividend Shares shall have been duly authorized and reserved for issuance by the Company.

          (xvii) The Unit Agreement shall have been duly executed and delivered by each of the Issuers and the Unit Agent and the Units shall have been duly executed and delivered by each of the Issuers and duly authenticated by the Unit Agent.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.   Indemnification and Contribution.  (a)  Each of the Issuers,
               --------------------------------
jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each director, officer, employee or agent of any Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which such Initial Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any of the Basic Documents or any application or other document, or any amendment or supplement thereto, executed by the Partnership or the Company or based upon written information furnished by or on behalf of the Partnership or the Company filed in any jurisdiction in order to qualify the Shares, Warrants or Units under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or

          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that
                                                        --------  -------
the Issuers will not be liable in any such case to an Initial Purchaser or any director, officer, employee, agent or controlling person of such Initial Purchaser to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Document, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchasers specifically for use therein; and provided, further,
                                                          --------  -------
that the Issuers will not be liable to any Initial Pur-chaser or any director, officer, employee, agent or any person controlling any Initial Purchaser with respect to any such untrue statement or omission made in the Notes Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage, expense or liability purchased Units from an Initial Purchaser in reliance upon the Notes Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Issuers to such Initial Purchaser at or prior to the written confirmation of the sale of the Units to such person in any case where such delivery of such Final Memorandum (as so amended or supplemented) is required by the Securities Act, unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by any Issuer with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that any Issuer may otherwise have to the indemnified parties. Each of the Issuers further agrees that the indemnification, contribution and reimbursement commitments set forth in this Section 8 shall apply whether or not any Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The Issuers will not without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Initial Purchasers and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Initial Purchaser or any such director, officer, employee, agent or controlling person.

          (b) The Initial Purchasers, severally and not jointly, will indemnify and hold harmless each of the Issuers, its directors, officers, employees, partners and agents and each person, if any, who controls an Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Issuer or any such director, officer, employee, partner agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Notes Memorandum or the Final Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by such Issuer or any such director, officer, employee, partner, agent or controlling person in connection with investigat-ing or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 8(a) or (b) except to the extent that the indemnifying party is unaware of the commencement of such action and such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including any
--------  -------
impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for the costs and expenses of any settlement of any such claim or action effected without its written consent, but if settled with the written consent of such indemnify-ing party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Units (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuer on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Pur-chasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee, partner and agent of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as any Issuer.

          (e) Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

          9.   Offering of Units; Restrictions on Transfer.  (a)  Each Initial
               -------------------------------------------
Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser agrees as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Units by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Units only from, and will offer the Units only to, (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided,
                                                                      --------
however, that, in the case of this clause (B), in purchasing such Unit such
-------
persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Units have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; (iii) it has offered the Units and will offer and sell the Units (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Units, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it during the restricted period a confirmation or notice to substantially the following effect:

     "The securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."


          (c) Each Initial Purchaser represents and agrees that: (i) it has not offered or sold, and prior to the date six months after the date of the issue of the Units will not offer or sell, any Units to any person in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Units to a person who is of a kind described in Article 11(3) of the Financial services Act of 1986 (Investment Advertisements) (Exemption) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          (d) The Initial Purchasers understand that the Issuers, and for purposes of the opinions of counsel to be delivered to the Initial Purchasers pursuant to Section 7 hereof, such counsel may rely upon the accuracy and truth of the representations and warranties of the Initial Purchasers in this Section 9 and hereby consent to such reliance.

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers, partners or directors, the Initial Purchasers or any controlling person referred to in
Section 8 hereof and (ii) delivery of, payment for or disposition of the Units, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  (a)  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchasers by notice to the Partnership or the Company, given in the event that the Partnership or the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

          (i) any of the Partnership, the Company or its subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a material adverse effect on the general affairs, management, business, financial condition, properties or results of operations of the Partnership, the Company and its subsidiaries, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Partnership, the Company or any of its subsidiaries), in the general affairs, management, business, financial condition, properties or results of operations of the Partnership, the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Partnership, the Company or any of its subsidiaries or in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the delivery of the Shares, Warrants or Units as contemplated by the Final Memorandum, as amended as of the date hereof; or

           (v) any securities of the Partnership, the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.   Notices.  All communications hereunder shall be in writing and,
                -------
(i) if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to CIBC World Markets Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Corporate Finance Department, telecopy number: (212) 885-4998; with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq., telecopy number: (212) 269-5420 and
(ii) if sent to the Partnership or the Company, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to SW Acquisition, L.P., c/o Laurel Hill Capital Partners LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753, Attention: Kathleen Marion, telecopy number: (516) 933-3108; with a copy to Milbank, Tweed, Hadley and McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: M. Douglas Dunn, telecopy number: (212) 530-5219.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

          13.   Successors.  This Agreement shall inure to the benefit of and be
                ----------
binding upon the Initial Purchasers and the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be con-strued to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Partnership and the Company contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Partnership or the Company and any person or persons who control the Partnership or the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares, Warrants or Units from any Initial Purchaser will be deemed a successor because of such purchase.

          14.  No Waiver; Modifications in Writing.  No failure or delay on the
               -----------------------------------
part of the Partnership, the Company, or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Partnership, the Company, or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Partnership, the Company, or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of
                                                         --------
any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Partnership, the Company and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership, the Company, or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership or the Company, in any case shall entitle the Partnership or the Company, to any other or further notice or demand in similar or other circumstances.

          15.  Information Supplied by the Initial Purchasers.  The statements
               ----------------------------------------------
set forth in the first sentence of the fifth paragraph, the fourth and fifth sentences of the seventh paragraph and the entire tenth paragraph, in each case under the heading "Plan of Distribution" in the Memorandum Supplement (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of Sections 2(a) and 8 hereof.

          16.  Entire Agreement.  This Agreement, together with the other Basic
               ----------------
Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

          17.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          18.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                   Very truly yours,

                                   TNP ENTERPRISES, INC.

                                   By: ______________________________________
                                       Name:
                                       Title:


                                   SW ACQUISITION, L.P.

                                   By: SW I ACQUISITION GP, L.P.,
                                       a Texas limited partnership
                                       and its general partner

                                   By: SW II ACQUISITION LLC,
                                       a Texas limited liability company
                                       and its general partner


                                   By: ______________________________________
                                       Name: William J. Catacosinos
                                       Title: Manager

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WORLD MARKETS CORP.


By: ______________________________
    Name:
    Title:


CHASE SECURITIES INC.


By: ______________________________
    Name:
    Title:

                                                                      Schedule 1
                                                                      ----------

                                                              Number of Units
Initial Purchaser                                                Purchased
-----------------                                                ---------
CIBC World Markets Corp...................................         50,000
Chase Securities Inc......................................         50,000
                                                                  -------
Total.....................................................        100,000
                                                                  =======

                                                                       Exhibit A
                                                                       ---------
                                 Subsidiaries
                                 ------------

                                                Jurisdiction of Incorporation/
Name                                                     Organization
----                                                     ------------
Texas-New Mexico Power Company                              Texas
Facility Works, Inc.                                        Texas
TNP Energy Services, Inc.                                   Texas
TNP Technologies, LLC                                       Texas
TNP Magnus, LLC                                             Texas
TNP Operating Company                                       Texas
Texas Generating Company (a subsidiary of Texas-            Texas
  New Mexico Power Company)
Texas Generating Company II (a subsidiary of Texas-         Texas
  New Mexico Power Company)